PROSPECTUS Dated January 24, 1997                 Pricing Supplement No. 21 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 333-18005
Dated January 24, 1997                                          March 13, 1997
                                                                Rule 424(b)(3)





                           Morgan Stanley Group Inc.
                          MEDIUM-TERM NOTES, SERIES C
                          Senior Floating Rate Notes

                                 --------------

               The Medium-Term Notes, Series C (Senior Floating Rate Notes) described in this Pricing Supplement (the "Notes") will mature on the Maturity Date and will not be redeemable at the option of Morgan Stanley Group Inc. prior to the Maturity Date. The Notes are further described under "Description of Notes--Floating Rate Notes" in the accompanying Prospectus Supplement.


Principal Amount:  $16,677,000

Maturity Date:  May 1, 2001

Settlement Date (Original Issue Date):  March 20, 1997

Interest Accrual Date:  March 20, 1997

Issue Price:  100%

Specified Currency:  U.S. Dollars

Base Rate:  LIBOR

Index Maturity:  3 Months

Spread (Plus or Minus):  Plus .10%

Index Currency:  U.S. Dollars

Reporting Service:  Telerate (Page 3750)

Interest Payment Dates:  Each February 1, May 1, August 1 and November 1,
                         commencing May 1, 1997

Interest Payment Period:  Quarterly


Initial Interest Rate:  To be determined 2 London Banking Days prior to the date of issuance based on interpolated LIBOR for the period

Initial Interest Reset Date:  May 1, 1997

Interest Reset Dates:  Same as Interest Payment Dates

Interest Reset Period:  Quarterly

Interest Determination Dates:  Two London Banking Days prior to each
                               Interest Reset Date

Minimum Denomination:  $1,000

Book Entry Note or Certificated Note:  Book Entry Note

Senior Note or Subordinated Note:  Senior Note

Calculation Agent:  The Chase Manhattan Bank

CUSIP:  61745EJZ5


Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.


                             MORGAN STANLEY & CO.
                                   Incorporated